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                                                                   EXHIBIT 10.39



                         EMPLOYMENT AGREEMENT SETTLEMENT

         This Agreement is effective on the 28th day of April 1998, and is between TransTexas Gas Corporation and Richard P. Bianchi.

         1. Prior to the effective date of this Agreement, TransTexas and Bianchi were parties to an Employment Agreement effective as of the 2nd day of December 1997. That Agreement is terminated upon the effectiveness of this Agreement.

         2. For valuable consideration which each party acknowledges receiving, and for the additional promises set out in this Agreement, the parties enter into this Employment Agreement Settlement.

         3. As provided for in the Employment Agreement of December 2, 1997, TransTexas shall pay to Bianchi as severance pay 16 months salary at the level of salary Bianchi was receiving as an employee of TransTexas on August 12, 1997. Payments under the 16-month payout began on December 1, 1997 and continues on a month to month basis. This severance is being paid to employee in connection with the settlement of the disposition of any rights of Bianchi or obligations of TransTexas under the Employment Agreements dated August 13, 1997 and December 2, 1997. TransTexas agrees that this severance pay will be paid to Bianchi regardless of any claims that TransTexas might later assert as offsets. This severance shall be paid in monthly installments in accordance with TransTexas regular payroll practices, on the basis of an annual salary of $214,000.00 per year.

         4. This Agreement shall inure to the benefit of, and shall be binding upon TransTexas, its successors, and assigns, and upon Bianchi and his heirs, successors, and assigns. Bianchi agrees that his Agreement may be assigned by TransTexas to a subsidiary, affiliate, or successor of TransTexas. Such assignment, however, shall not relieve TransTexas of any of its obligations hereunder except


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EMPLOYMENT AGREEMENT SETTLEMENT
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to the extent that such obligations are actually paid and discharged by such subsidiary, affiliate, or successor. This Agreement may not otherwise be assigned without the prior written approval of the other party.

         5. Any disputes concerning or arising out of interpretation or application of this Agreement shall be determined by final and binding arbitration under and in accordance with the Rules and Procedures of the American Arbitration Association if the dispute is submitted to arbitration by written demand therefor, delivered to and received by the other party within sixty (60) days after occurrence of the event giving rise to the dispute.

TRANSTEXAS GAS CORPORATION              RICHARD P. BIANCHI

By:     John R. Stanley                 By:     Richard P. Bianchi
   -------------------------------         -------------------------------
Date:   4-29-98                         Date:   4-28-98
     -----------------------------           -----------------------------
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                           CONTRACT FOR LEGAL SERVICES

         Effective this ___ day of April, 1998, Richard P. Bianchi will be retained to provide legal services as described hereinafter;

         1. This agreement is at will. Either TransTexas or Bianchi may terminate this independent contractor working relationship for any reason or for no reason at anytime, upon notice to the other party.

         2. Bianchi shall serve as outside general counsel of TransTexas. Bianchi shall have and fulfill such duties, responsibilities and obligations as are usual and customary for general counsel, subject to the direction and control of the board of directors and the chief executive officer, and subject to the limitations below.

         3. Employee will supervise litigation, claims and government relations involving the company, it's parent and affiliates. Bianchi shall not be involved in SEC matters other than to provide information as to litigation, claims and government relations matters with which Bianchi is personally and specifically involved.

         4. Bianchi is not an employee of TransTexas and shall continue his affiliation with Bianchi & Lagarde, P.C.

         5. Bianchi shall provide TransTexas a general description of the time spent providing services to TransTexas and a general description of the services provided. TransTexas will pay Bianchi a flat monthly fee of $16,000.00 based upon the expectation that Bianchi shall commit a

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EMPLOYMENT AGREEMENT
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minimum of (20) hours per week to TransTexas. In addition, TransTexas will pay
Bianchi's out-of-pocket expenses paid to third-parties in the course of Bianchi's representation of TransTexas.

                                             TRANSTEXAS GAS CORPORATION

                                             By:   John R. Stanley
                                                --------------------------------